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                                                                    EXHIBIT 4.12

                              CERTIFICATE OF TRUST
                                       OF
                                 CSC CAPITAL I

    This Certificate of Trust is being executed as of December 9, 1998 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 DEL. C. Section 3801 ET SEQ. (the "Act").

    The undersigned hereby certifies as follows:

    1) NAME. The name of the business trust is CSC Capital I (the "Trust").

    2) DELAWARE TRUSTEE. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

    The Bank of New York (Delaware)
    White Clay Center, Route 273
    Newark, Delaware 19711

    3) EFFECTIVE. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned, as trustee of the Trust, has duly executed this Certificate of Trust as of the day and year first above written.

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                                BANK OF NEW YORK (DELAWARE),
                                as Delaware Trustee

                                By:            /s/ FREDERICK W. CLARK
                                     ------------------------------------------
                                     Name: Frederick W. Clark
                                     Title: Authorized Signatory
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